Walgreen Co.
Executive Stock Option Plan

(As Amended and Restated Effective January 11, 2006)

WALGREEN CO.
EXECUTIVE STOCK OPTION PLAN
(As Amended and Restated Effective January 11, 2006)

Section 1. Establishment and Purpose

 1.1 The Plan. Effective as of October 13, 1982, Walgreen Co. (the "Company") established this stock option plan for certain officers and key employees, which plan was then known as the "Walgreen Co. 1982 Executive Incentive Stock Option Plan." Effective as of January 1, 1989, the Plan was amended, restated, and renamed as the "Walgreen Co. 1982 Executive Stock Option Plan." Effective as of October 13, 1992, the Plan was amended, restated, and renamed as the "Walgreen Co. Executive Stock Option Plan" (the "Plan"). Effective as of October 9, 1996, the Plan was amended and the term of the Plan was extended. The Plan as described herein reflects a further amendment and restatement effective as of January 11, 2006.

 1.2 Purpose. The purpose of the Plan is to enable the Company and its subsidiaries (as subsidiaries are defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, hereinafter referred to as the "Code") to attract and retain key employees of outstanding ability, to stimulate the efforts of such employees toward achievement of Company objectives and to encourage the identification of their interest with that of the Company's shareholders. It is intended that options issued pursuant to the Plan, shall constitute "Incentive Stock Options," containing such terms and conditions as required by Section 422 of the Code, to the extent that the Committee specifies such intention at the time such options are granted. The term "ISO Options" shall mean Incentive Stock Options granted pursuant to this Plan. The term "Nonqualified Options" shall mean options other than ISO Options granted pursuant to this Plan. The term "Options" shall mean both ISO Options and Nonqualified Options granted pursuant to this Plan.

 1.3 Effective Date of the Plan. The Plan as originally adopted was effective as of October 13, 1982 (the "Original Effective Date"). The effective date of the Plan as set forth herein is January 11, 2006 (the "Effective Date").

Section 2. Plan Administration

 2.1 Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), consisting of three or more members appointed by the Board of Directors of the Company from those of its members not eligible to receive Options and who satisfy such other requirements as may be necessary to qualify as "Non-Employee Directors" as that phrase is defined for purposes of the Securities and Exchange Commission's (the "Commission's") rules and regulations issued under Section 16 of the Securities and Exchange Act of 1934 (the "1934 Act") and as "Outside Directors" as that phrase is defined for purposes of the Internal Revenue Service's (the Department of Treasury's) regulations issued under Section 162(m) of the Internal Revenue Code. The Committee may take action with regard to this Plan only upon the vote of a majority of the entire Committee or by written consent. The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as may be designated by the Committee.

 2.2 Authorized Actions. The Committee shall have full power and authority to interpret the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to determine the form and content of Options to be issued under the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Committee shall determine, within the limits of the express provisions of the Plan, the employees to whom, and the time or times at which, Options shall be granted, the number of shares of stock to be subject to each Option, the duration of each Option, the Option price of each Option, and the time or times within which (during the term of the Option) all or portions of each Option may be exercised.

 2.3 Finality of Determination. The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons including the Company, its shareholders, and persons having any interests in Options which may be granted under the Plan.

Section 3. Eligibility and Participation

 3.1 Eligibility. Full-time, key employees of the Company or its subsidiaries, who are classified in salary grade 12 (or its equivalent) or above, as designated by the Committee from time to time and without limitation as to length of service, shall be eligible to receive Options under the Plan. No Option shall be granted to any person who owns, directly or indirectly, shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Eligible employees of the Company or its subsidiaries who have been granted and are in receipt of valid Options pursuant to this Plan are hereunder referred to as "Participants."

 3.2 Rights of Employees. Nothing in this Plan or in any Option shall interfere with or limit in any way the right of the Company and any of its subsidiaries to terminate any Participant's or employee's employment at any time, nor confer upon any employee any right to continue in the employ of the Company and any of its subsidiaries. No employee shall have a right to be selected as a Participant, nor, having been so selected to be selected again as a Participant.

Section 4. Shares Subject to the Plan

 4.1 Number. No more than 38,400,000 shares of common stock, $.078125 par value, of the Company (the "Shares"), as previously adjusted for stock splits, may be optioned under the Plan on or after October 9, 1996. Shares may consist, in whole or in part, of authorized but heretofore unissued Shares, treasury Shares, or Shares reacquired by the Company, including Shares purchased by the Company in the open market.

 4.2 Unused Shares. In the event any Shares that are subject to an Option which, for any reason, expires, is canceled, or is terminated unexercised as to such Shares, such Shares may again be subjected to Options pursuant to this Plan.

 4.3 Adjustment in Capitalization. In the event of any change (increase or decrease) in the outstanding shares of the Company by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of Shares, or otherwise, the aggregate number of Shares available under this Plan, the number of Shares subject to each outstanding Option, the Option prices, and the limit on the number of shares that may be granted to any participant under Section 5.1 shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional Shares shall be rounded to the nearest whole Share.

Section 5. Options

 5.1 Grant of Options. The Committee may, from time to time at its discretion, subject to the provisions of the Plan, determine those employees of the Company or its subsidiaries to whom Options shall be granted, the Option price, the number of shares subject to such Options, and the dates on which such Options are to be granted. An eligible employee may be granted more than one Option. The aggregate number of Shares with respect to which options may be granted during any 12-month period to any participant under this Plan is limited to 1,000,000 shares, subject to adjustment pursuant to Section 4.3.

 5.2 Additional ISO Option Limitation. The aggregate amount of fair market value of shares (the fair market value of a Share on the date of grant times the number of Shares optioned under the grant) for which an employee may first exercise ISO Options in any calendar year under this Plan (and any other Incentive Stock Option plan which the Company or its subsidiaries may have) shall not exceed $100,000.

 5.3 Option Agreement. Each Option granted under the Plan shall be evidenced by a written agreement or notice of stock option terms (hereinafter, "Option Agreement"), setting forth the terms and conditions upon which the Option is granted. Each Option Agreement shall state the number of Shares, as designated by the Committee, to which that Option pertains. The appropriate officers of the Company are hereby authorized to execute and deliver Option agreements in the name of the Company, as directed from time to time by the Committee.

 5.4 Option Price. The Option price per Share under each Option shall be determined by the Committee and stated in the Option Agreement. The Option price shall not be less than 100% of the fair market value, and in any event not less than the par value, of a Share on the day the Option is granted, as such value is determined by the Committee. Such fair market value shall be not less than the closing price of a share of stock on the New York Stock Exchange on the last trading day preceding the day the Option is granted.

 5.5 Duration of Options. Each Option shall be of a duration specified in the Option Agreement. All rights to exercise an Option shall expire not later than ten years from the date on which the Option is granted.

 5.6 Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

 5.7 Exercise. Subject to Section 5.8, each Option may be exercised, as long as it is valid and outstanding, from time to time, in part or as a whole and in such manner and subject to such conditions as the Committee in its discretion may provide in the Option Agreements, provided that no partial exercise may be for less than 10 full Shares.

 5.8 Periods of Non-Exercise. To the extent required to satisfy exemptions established from time to time by the Securities and Exchange Commission issued under Section 16 of the 1934 Act, the Committee may prohibit or restrict the effectiveness of any exercise hereunder for a period of up to six months. Options not subject to such restrictions may be exercised at such time as the Committee, in its discretion, may designate.

Section 6. Purchase of Shares

 6.1 Notice of Exercise. The holder of an Option wishing to exercise an Option shall give notice to the Company in such form and manner as prescribed by the Company from time to time. The date the Company receives notice of an exercise, and full payment for the Shares exercised pursuant to the Option, shall be considered as the date such Option, or the portion thereof specified in notice, is exercised (the "Exercise Date").

 6.2 Payment. Payment in full shall be made for the number of Shares purchased, as specified in the notice, at the same time notice of exercise of an Option is given to the Company. Payment of the Option price may be made in cash, or by delivery of Shares of the Company equivalent in fair market value to the Option price on the Exercise Date, or partly in cash and partly in Shares, as the Committee may from time to time determine. The proceeds from such payment shall constitute general funds of the Company.

 6.3 Issuance of Stock Certificates. As soon as possible after receipt of notice and payment, the Company shall, without stock issue or transfer taxes to the Participant, deliver to the holder of the Option a certificate or certificates for the requisite number of Shares. Alternatively, such Shares may be held on behalf of the holder in book entry form.

 6.4. Privileges of a Shareholder. The holder of an Option shall not have shareholder privileges with respect to any Share covered by the Option until the date of issuance of a stock certificate to him or her for such Shares or until such shares are registered in his or her name in book entry form. No adjustments shall be made for dividends or distributions or other rights in respect to such Shares for which the record date is prior to the date on which the Participant became the holder of record thereof.

Section 7. Termination of Employment

 7.1 General. Except as otherwise determined by the Committee (pursuant to Section 7.5 or otherwise), if the employment of an employee to whom an Option is granted should terminate for any reason, other than death, retirement, or total and permanent disability, his or her Option shall terminate on the date employment terminates. Any Options or portions of Options of terminated employees not exercised shall terminate.

 7.2 Death. Except as otherwise determined by the Committee (pursuant to Section 7.5 or otherwise), if the employee to whom an Option was granted shall die while in the employ of the Company or a subsidiary, the Participant's designated beneficiary (or the executor or administrator of his or her estate or the person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of his or her death, if the Participant failed to properly designate a beneficiary) may, at any time within one year after the date of death but no later than the date of expiration of the Option, exercise the Option, but only to the extent that the Option is exercisable. Options or portions of Options of deceased employees not so exercised shall terminate. A Participant may designate a beneficiary for this purpose, including a beneficiary that is a trust, by properly completing a beneficiary designation form supplied by the Committee.

 7.3 Disability. Except as otherwise determined by the Committee (pursuant to Section 7.5 or otherwise), in the event of termination of employment with the Company or a subsidiary due to total and permanent disability (as defined in the Option Agreement), the employee to whom an Option is granted may exercise the Option, to the extent that it is exercisable, at any time within one year after the date of such total and permanent disability but no later than the date of expiration of the Option.

 7.4 Retirement. Except as otherwise determined by the Committee (pursuant to Section 7.5 or otherwise), if the employee to whom an Option was granted shall be retired in good standing from the employ of the Company for reasons of age under the then-established rules of the Company (and as spelled out in the Option Agreement), the employee may exercise the Option, to the extent that it is exercisable, at any time within 90 days after the date of such retirement but no later than the date of expiration of the Option.

 7.5 Committee Discretion to Extend Exercise Period. Notwithstanding the provisions of Sections 7.1, 7.2, 7.3 and 7.4, the Committee may extend the time periods for exercise of Options which would otherwise be applicable under such Sections, at its sole discretion, to reflect the employee's role, if any, in developing the Company's long-term business objectives or to accomplish such other business purposes of the Company as may be determined by the Committee. The Committee may extend such time periods for a period not to exceed 60 months from the date of the employee's death, disability, retirement, or employment termination, provided that such exercise period shall not extend beyond the original expiration date specified in the Option Agreement.

Section 8. Duration of the Plan

The Plan shall remain in effect until January 11, 2016, but Options may extend beyond that date in accordance with the provisions of the Plan.

Section 9. Amendment or Discontinuance

The Board of Directors of the Company may alter, suspend, or discontinue the Plan, but may not, without the approval of the shareholders of the Company, make any alteration that would:

(A) Increase the aggregate number of Shares subject to Option under the Plan, except as provided in Section 4.3;

(B) Decrease the minimum Option price;

(C) Increase the maximum number of shares for which an Option or Options may be granted to any one employee, except as provided in Section 4.3;

(D) Permit any member of the Board of Directors of the Company who is not an officer or employee of the Company or subsidiary, or any member of the Committee, to become eligible for Options under the Plan;

(E) Extend the term of the Plan or the maximum period during which any Option may be exercised; or

(F) Otherwise amend the Plan, to the extent such amendment would be deemed material (and thereby require shareholder approval), within the meaning of the rules of any stock exchange or similar organization governing the listing of the Shares.

The Board of Directors may not revoke or alter, in a manner unfavorable to the holder, any outstanding Option, without the consent of the holder.

Section 10. Other Conditions

10.1 Transferability of Options. An option shall not be transferable except by beneficiary designation, by will, or the laws of descent and distribution (as described in Section 7.2). An Option may be exercised, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, under such rules and procedures as the Committee may establish, an optionee may transfer a Nonqualified Option to members of the optionee's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of the optionee or such family members or to partnerships in which the optionee or such family members are the only partners; provided that (i) the Option Agreement with respect to such Option expressly so permits or is amended to so permit, (ii) the optionee does not receive any consideration for such transfer, and (iii) the optionee provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Option held by a transferee shall be subject to the same terms and conditions that applied immediately prior to its transfer.

10.2 Other Benefit Plans. No Options under this Plan shall be taken into account in determining any benefits under any other benefit plan or profit sharing plan maintained by the Company.

10.3 Government Regulations. The Plan, and the granting and exercise of Options thereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, and to such approvals, registration, and listing requirements by any governmental agencies or national securities exchanges as may be required.

10.4 Section 16 Requirements. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee or of any person or persons acting on the Committee's behalf fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

10.5 Potential Option Adjustments. Options may be granted to employees of the Company or subsidiaries who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Options in order to minimize the Company's obligation with respect to tax equalization for employees on assignments outside their home country.